UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2023

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELTP	OTCQB

Item 1.01.	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 27, 2023, Elite Pharmaceuticals, Inc., a Nevada corporation (the “Registrant”), entered into an employment agreement with Mark Pellegrino to serve as the Registrants’ Chief Financial Officer effective May 1, 2023, replacing Robert Chen.

In connection with the appointment of Mr. Pellegrino as Chief Financial Officer of the Registrant, Mr. Pellegrino and the Registrant entered into a letter agreement (the “Employment Letter”). A copy of the Employment Letter is attached to this Current Report on Form 8-K as Exhibit 10.1, and the summary of the material terms of the Employment Letter set forth in this Current Report on Form 8-K is qualified in its entirety by reference to such exhibit.

Pursuant to the terms of the Employment Letter, commencing on May 1, 2023, Mr. Pellegrino became an at-will employee of the Registrant as its Chief Financial Officer. Mr. Pellegrino will fulfill his responsibilities as Chief Financial Officer, and he will receive an annual base salary of $230,000, payable in accordance with the Registrant’s payroll practices.

Upon approval by the Board of Directors of Elite, Mr. Pellegrino will be granted stock options to purchase 1,500,000 ELTP Shares. The options will vest over a three-year period, commencing one year from the date of issuance. The strike price will be equal to the closing price of the Company’s stock as traded on the OTC Bulletin Board (symbol ELTP) on the first day of employment.

In addition, pursuant to the Employment Letter, Mr. Pellegrino may become eligible for cash and/or equity-based awards that may be granted by the Registrant in the future, with any such awards to be granted at the discretion of the Registrant and its Chief Executive Officer. Mr. Pellegrino will be entitled generally to the same benefits offered to other employees of Elite, subject to applicable eligibility requirements.

The Registrant and Mr. Pellegrino also entered into the Registrant’s standard Employee Proprietary Information and Non-Solicitation Agreement that the Registrant requires its employees to execute in connection with their employment with the Registrant.

Pellegrino joins Elite with more than 30 years of experience in financial and operational leadership, primarily in the life sciences sector, including manufacturing and distribution. Before joining the Registrant, from 2021 to April 2023, Mr. Pellegrino served as a consultant in finance and tax for Barbera & Barbera, CPAs. From 2012 to 2021, Mr. Pellegrino served as Senior Director of Finance & Administration and as Controller for Kedrion Biopharma, Inc., the U.S. division of a multi-national company. From 2007 to 2009, he served as Chief Financial Officer for Digital Products, Inc. and from 1992 to 2007, Mr. Pellegrino served as Vice President of Finance for Romaco Inc. Mr. Pellegrino brings a wealth of diversified leadership in corporate operations, corporate finance, and accounting.

Mr. Pellegrino has a Bachelor of Science in Accounting from Montclair State College. He is a Certified Public Accountant (CPA).

On May 3, 2023, the Registrant issued a press release announcing the appointment of Mr. Pellegrino as its Chief Financial Officer, effective as of May 1, 2023. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated April 27, 2023, between Elite Pharmaceuticals, Inc. and Mark Pellegrino
99.1	Press Release dated May 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2023	ELITE PHARMACEUTICALS, INC.

	By:	/s/ Nasrat Hakim
Nasrat Hakim, President and CEO